UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

KID BRANDS, INC.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2010, Kid Brands, Inc. (the “Company”) and D. E. Shaw Laminar Portfolios, L.L.C. (the “Selling Stockholder”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as sole underwriter (the “Underwriter”), pursuant to which the Selling Stockholder agreed to sell to the Underwriter, and the Underwriter agreed to purchase, 4,399,733 shares of the Company’s common stock, stated value $0.10 per share (the “Shares”) ,which the Underwriter offered to the public at a price of $7.25 per share. The Company will not receive any proceeds from this offering.

The Underwriting Agreement contains representations, warranties and agreements of the Company and the Selling Stockholder and conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The shares are being offered and sold under a prospectus supplement and accompanying base prospectus that has been filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, in connection with an offering pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-164461). The shares are expected to be delivered to the Underwriter on or about June 15, 2010, subject to the satisfaction of customary closing conditions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the offering and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, were made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, are subject to matters disclosed pursuant to the Company’s filings with the Securities and Exchange Commission, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Section 8 — Other Events

Item 8.01 Other Events.

On June 10, 2010, the Company issued a press release announcing the pricing of a secondary offering of its Common Stock by the Selling Stockholder. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 8.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement among the Company, the Selling Stockholder and Roth Capital Partners, LLC, dated as of June 10, 2010

99.1	Press Release dated June 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2010	KID BRANDS, INC.

By: /s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement among the Company, the Selling Stockholder and Roth Capital Partners, LLC, dated as of June 10, 2010

99.1	Press Release dated June 10, 2010